August 2024

Pricing Supplement No. 3,171

Registration Statement Nos. 333-275587; 333-275587-01

Dated August 5, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the closing level of each of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index is at or above 85% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date. However, if the closing level of any underlying is less than its coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date (beginning one year after the original issue date), for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and the contingent monthly coupons with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level, investors will receive the stated principal amount plus the related contingent monthly coupon and any previously unpaid contingent monthly coupons from any prior observation dates. If, however, the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, investors will lose 1.1765% of principal for every 1% decline in the final level of the worst performing of the underlyings from its initial level beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. Because all payments on the securities are based on the worst performing of the underlyings, a decline of more than 15% by any underlying will result in few or no contingent coupon payments or a loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. These long-dated securities are for investors who are willing to risk their principal based on the worst performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 5-year term. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Utilities Select Sector SPDR® Fund (the “XLU Shares”), iShares® Russell 2000 Value ETF (the “IWN Shares”) and S&P 500® Equal Weight Index (the “SPW Index”)
Aggregate principal amount:	$2,035,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 5, 2024
Original issue date:	August 8, 2024 (3 business days after the pricing date)
Maturity date:	August 9, 2029
Contingent monthly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.00% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 5-year term of the securities.

Payment at maturity:	If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

●If the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level:

the stated principal amount plus the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

●If final level of any underlying is less than 85% of its respective initial level, meaning that the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level:

$1,000 + [$1,000 x (percent change of the worst performing underlying + 15%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$944.10 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us (3)
Per security	$1,000	$5	$995
Total	$2,035,000	$10,175	$2,024,825

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 37.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023       Index Supplement dated November 16, 2023       Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this 1-year initial non-call period, if, on any redemption determination date, beginning on August 6, 2025, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Redemption determination dates:

Beginning after one year, quarterly, on August 6, 2025, November 5, 2025, February 5, 2026, May 5, 2026, August 5, 2026, November 5, 2026, February 5, 2027, May 5, 2027, August 5, 2027, November 5, 2027, February 7, 2028, May 5, 2028, August 7, 2028, November 6, 2028, February 5, 2029 and May 7, 2029, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Beginning after one year, quarterly, on August 11, 2025, November 10, 2025, February 10, 2026, May 8, 2026, August 10, 2026, November 10, 2026, February 10, 2027, May 10, 2027, August 10, 2027, November 10, 2027, February 10, 2028, May 10, 2028, August 10, 2028, November 9, 2028, February 8, 2029 and May 10, 2029. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon threshold level:

With respect to the XLU Shares: $61.421, which is 85% of its initial level

With respect to the IWN Shares: $131.291, which is 85% of its initial level

With respect to the SPW Index: 5,608.751, which is approximately 85% of its initial level

Buffer amount:

With respect to each underlying, 15%. As a result of the buffer amount of 15%, the level at or above which each underlying must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the XLU Shares: $61.421, which is 85% of its initial level

With respect to the IWN Shares: $131.291, which is 85% of its initial level

With respect to the SPW Index: 5,608.751, which is approximately 85% of its initial level

Initial level:

With respect to the XLU Shares: $72.26, which is its closing level on the pricing date

With respect to the IWN Shares: $154.46, which is its closing level on the pricing date

With respect to the SPW Index: 6,598.53, which is its closing level on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to each of the XLU Shares and the IWN Shares, on any trading day, the closing price of one share of such underlying on such day multiplied by the adjustment factor for such underlying on such day

With respect to the SPW Index, on any index business day, the index closing value on such day

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Percent change:	With respect to each underlying: (final level - initial level) / initial level
Downside factor:	1.1765
Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

Adjustment factor:	With respect to each of the XLU Shares and the IWN Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61776M3L7 / US61776M3L74
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
September 5, 2024	September 10, 2024
October 7, 2024	October 10, 2024
November 5, 2024	November 8, 2024
December 5, 2024	December 10, 2024
January 6, 2025	January 9, 2025
February 5, 2025	February 10, 2025
March 5, 2025	March 10, 2025
April 7, 2025	April 10, 2025
May 5, 2025	May 8, 2025
June 5, 2025	June 10, 2025
July 7, 2025	July 10, 2025
August 6, 2025	August 11, 2025
September 5, 2025	September 10, 2025
October 6, 2025	October 9, 2025
November 5, 2025	November 10, 2025
December 5, 2025	December 10, 2025
January 5, 2026	January 8, 2026
February 5, 2026	February 10, 2026
March 5, 2026	March 10, 2026

August 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Observation Dates	Coupon Payment Dates
April 6, 2026	April 9, 2026
May 5, 2026	May 8, 2026
June 5, 2026	June 10, 2026
July 6, 2026	July 9, 2026
August 5, 2026	August 10, 2026
September 8, 2026	September 11, 2026
October 5, 2026	October 8, 2026
November 5, 2026	November 10, 2026
December 7, 2026	December 10, 2026
January 5, 2027	January 8, 2027
February 5, 2027	February 10, 2027
March 5, 2027	March 10, 2027
April 5, 2027	April 8, 2027
May 5, 2027	May 10, 2027
June 7, 2027	June 10, 2027
July 6, 2027	July 9, 2027
August 5, 2027	August 10, 2027
September 7, 2027	September 10, 2027
October 5, 2027	October 8, 2027
November 5, 2027	November 10, 2027
December 6, 2027	December 9, 2027
January 5, 2028	January 10, 2028
February 7, 2028	February 10, 2028
March 6, 2028	March 9, 2028
April 5, 2028	April 10, 2028
May 5, 2028	May 10, 2028
June 5, 2028	June 8, 2028
July 5, 2028	July 10, 2028
August 7, 2028	August 10, 2028
September 5, 2028	September 8, 2028
October 5, 2028	October 11, 2028
November 6, 2028	November 9, 2028
December 5, 2028	December 8, 2028
January 5, 2029	January 10, 2029
February 5, 2029	February 8, 2029
March 5, 2029	March 8, 2029
April 5, 2029	April 10, 2029
May 7, 2029	May 10, 2029
June 5, 2029	June 8, 2029
July 5, 2029	July 10, 2029
August 6, 2029 (final observation date)	August 9, 2029 (maturity date)

August 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. If the closing level of each underlying is at or above its coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent monthly coupon for the related monthly period, any previously unpaid contingent monthly coupons from any prior observation dates. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire 5-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying has declined by more than the buffer amount of 15% from its respective initial level, investors will lose 1.1765% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 5-year term of the securities.

Maturity:	Approximately 5 years
Contingent monthly coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.00% per annum for each interest payment period for each applicable observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 5-year term of the securities.

Automatic early redemption (beginning after one

If the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, beginning on August 6, 2025 (approximately one year after the original issue date), the securities will be

August 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

year):

automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level, investors will receive the stated principal amount plus the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

If the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, investors will lose 1.1765% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of the previously unpaid contingent monthly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $944.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market,

August 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

August 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any previously unpaid contingent monthly coupons from any prior observation dates) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving no coupon payments for the entire 5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the monthly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 5-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and could be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

Beginning after one year, when each underlying closes at or above its respective initial level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

On the final observation date, the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

August 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon threshold level on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon, as well as any previously unpaid contingent monthly coupons from any prior observation dates, for the monthly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

At maturity, one or more underlyings has decreased by more than the buffer amount of 15% from the respective initial level(s). Therefore, investors do not receive the contingent monthly coupon for the final monthly period and lose 1.1765% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 15%. The payment at maturity will be less than the stated principal amount. Investors will lose some, and may lose all, of their investment in the securities in this scenario. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent monthly coupons from any prior observation dates.

August 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each monthly observation date, (2) the closing levels on each quarterly redemption determination date (beginning after one year) and (3) the final levels. Please see “Hypothetical Examples” beginning on page 11 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After One Year)

August 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 11.

August 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each underlying on the final observation date. The actual initial level and coupon threshold level for each underlying are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:

A contingent monthly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.00% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent monthly coupon rate of 10.00% per annum (corresponding to approximately $8.333 per month per security*).

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent monthly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level.

Automatic Early Redemption (starting after one year):

If the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date (beginning approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level, investors will receive:

(i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates.

If the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, investors will receive:

$1,000 + [$1,000 x (percent change of the worst performing underlying + 15%) × downside factor]. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the XLU Shares: $70.00 With respect to the IWN Shares: $160.00 With respect to the SPW Index: 6,500
Hypothetical Coupon Threshold Level:

With respect to the XLU Shares: $59.50, which is 85% of the hypothetical initial level for such underlying

With respect to the IWN Shares: $136.00, which is 85% of the hypothetical initial level for such underlying

With respect to the SPW Index: 5,525, which is 85% of the hypothetical initial level for such underlying

Buffer Amount:	With respect to each underlying: 15%
Downside Factor:	1.1765

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $8.333 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

	Closing Level			Contingent Monthly Coupon
	XLU Shares	IWN Shares	SPW Index
Hypothetical Observation Date 1	$63.00 (at or above the coupon threshold level)	$151.00 (at or above the coupon threshold level)	5,590 (at or above the coupon threshold level)	$8.333
Hypothetical Observation Date 2	$30.00 (below the coupon threshold level)	$155.00 (at or above the coupon threshold level)	5,865 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$64.00 (at or above the coupon threshold level)	$115.00 (below the coupon threshold level)	5,100 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$62.00 (at or above the coupon threshold level)	$143.00 (at or above the coupon threshold level)	5,900 (at or above the coupon threshold level)	$8.333 + $8.333 + $8.333 = $24.999
Hypothetical Observation Date 5	$30.50 (below the coupon threshold level)	$110.00 (below the coupon threshold level)	4,675 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $8.333 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes at or above its respective coupon threshold level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent monthly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level. If the closing level of any underlying on each observation date is less than its respective coupon threshold level, you will not receive any contingent monthly coupons for the entire term of the securities.

August 2024 Page 12

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after one year, if the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level		Payment at Maturity
	XLU Shares	IWN Shares	SPW Index
Example 1:	$35.00 (below 85% of initial level)	$72.00 (below 85% of initial level)	6,120 (at or above 85% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 15%) × downside factor] = $1,000 + [$1,000 × (-55% + 15%) × 1.1765] = $1,000 + ($1,000 × -40% × 1.1765) = $ 529.40
Example 2:	$87.50 (at or above 85% of initial level)	$136.00 (at or above 85% of initial level)	2,600 (below 85% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 15%) × downside factor] = $1,000 + [$1,000 × (-60% + 15%) × 1.1765] = $1,000 + ($1,000 × -45% × 1.1765) = $470.575
Example 3:	$31.50 (below 85% of initial level)	$64.00 (below 85% of initial level)	1,950 (below 85% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 15%) × downside factor] = $1,000 + [$1,000 × (-70% + 15%) × 1.1765] = $1,000 + ($1,000 × -55% × 1.1765) = $352.925
Example 4:	$21.00 (below 85% of initial level)	$64.00 (below 85% of initial level)	2,600 (below 85% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 15%) × downside factor] = $1,000 + [$1,000 × (-70% + 15%) × 1.1765] = $1,000 + ($1,000 × -55% × 1.1765) = $352.925
Example 5:	$64.00 (at or above 85% of initial level)	$155.00 (at or above 85% of initial level)	6,035 (at or above 85% of initial level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to any prior observation dates.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final level(s) of one or two of the underlyings have increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from the respective initial level(s), but the final level(s) of one or both of the other underlyings have decreased by an amount greater than the buffer amount of 15% from the respective initial level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and investors lose 1.1765% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

amount of 15%. Moreover, investors do not receive any contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons from any prior observation dates.

Similarly, in examples 3 and 4, the final level of each underlying has decreased by more than the buffer amount of 15% from its respective initial level, and investors are exposed to the downside performance of the worst performing underlying beyond the buffer amount of 15%. In example 3, the XLU Shares have declined 55% from its initial level to its final level, the IWN Shares have declined 60% from its initial level to its final level and the SPW Index have declined 70% from their initial level to their final level. Therefore, investors lose 1.1765% of principal for every 1% decline in the final level of the SPW Index, which represent the worst performing underlying in this example, from the initial level beyond the buffer amount of 15%. In example 4, the XLU Shares have declined 70% from its initial level to its final level, the IWN Shares have declined 60% from its initial level to its final level and the SPW Index have declined 60% from their initial level to their final level. Therefore, investors lose 1.1765% of principal for every 1% decline in the final level of the XLU Shares, which is the worst performing underlying in this example, from its initial level beyond the buffer amount of 15%. Moreover, investors do not receive the contingent monthly coupon for the final monthly period, and do not receive any previously unpaid contingent monthly coupons from any prior observation dates.

In example 5, the final level of each underlying is at or above its coupon threshold level, and each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons from any prior observation dates. However, investors do not participate in any appreciation of the underlyings.

If the final level of ANY underlying has decreased by more than the buffer amount of 15% from its respective initial level, you will be exposed to the downside performance of the worst performing underlying beyond the buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and may lose all, of your investment in the securities.

August 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, you will lose 1.1765% of your principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 15%. Under this scenario, the value of the payment at maturity will be less than the stated principal amount and could be zero. You could lose your entire investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of any underlying is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the closing level of each underlying is at or above its respective coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent monthly coupon for the related monthly period, any previously unpaid contingent monthly coupons from prior observation dates. Nevertheless, it is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each underlying on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent monthly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, or any previously unpaid contingent monthly coupons, and even if the closing level(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SPW Index and the share underlying indices,

owhether the closing level of any underlying has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the SPW Index and the share underlying indices or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the SPW Index and the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the SPW Index and the share underlying indices,

othe occurrence of certain events affecting the XLU Shares and the IWN Shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may decrease by more than the buffer amount of 15% from the respective initial level(s) on the final observation date so that you will lose some or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will not have declined by more than the buffer amount of 15% from its respective initial level on the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Utilities Select Sector SPDR® Fund Overview,” “iShares® Russell 2000 Value ETF Overview” and “S&P 500® Equal Weight Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and

August 2024 Page 16

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SPW Index or the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the SPW Index or the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPW Index or the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the XLU Shares and the IWN Shares, the stocks that constitute the SPW Index or the share underlying indices as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying and, therefore, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level and coupon threshold level for each underlying, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the SPW Index or the share underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index;

August 2024 Page 18

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Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Alteration of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent monthly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and if the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, investors will lose 1.1765% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 15%, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any observation date and decline by more than the buffer amount at maturity, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a loss on your investment. In addition, because each underlying must close above its initial level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The securities are linked to the iShares® Russell 2000 Value ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000 Value ETF is one of the underlyings, and the iShares® Russell 2000 Value ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 2000 Value ETF may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The investment strategy represented by the iShares® Russell 2000 Value ETF may not be successful. The iShares® Russell 2000 Value ETF seeks to track the investment results of the Russell 2000® Value Index. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. However, there can be no assurance that the Russell 2000® Value Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are deemed to be relatively cheap or “undervalued,” based on the assumption that the values of those stocks will increase over time. However, the value characteristics referenced by the Russell 2000® Value Index may not be accurate predictors of undervalued stocks, and there is in any event no guarantee that undervalued stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 2000® Value Index includes an inherent bias against stocks with strong growth characteristics, and stocks with strong growth characteristics may outperform stocks with weak growth characteristics. It is possible that the investment strategy and stock selection methodology of the Russell 2000® Value Index will adversely affect its return and, therefore, the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLU Shares and the IWN Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLU Shares and the IWN Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLU Shares and the IWN Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the XLU Shares and the IWN Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the XLU Shares and the IWN Shares (the “underlying shares”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the stocks constituting the respective share underlying index or make other methodological changes that could change the value of such share underlying index. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities.

￭The performance and market price of each of the XLU Shares and the IWN Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each of the underlying shares or the value of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final observation date, even if either of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Adjustments to the SPW Index could adversely affect the value of the securities. The publisher of the SPW Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the SPW Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level or coupon threshold level, as applicable (depending also on the performance of the other underlyings).

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Morgan Stanley Finance LLC

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on August 5, 2024:

Bloomberg Ticker Symbol:	XLU UP	52 Week High (on 8/2/2024):	$74.22
Current Share Price:	$72.26	52 Week Low (on 10/2/2023):	$56.19
52 Weeks Ago:	$63.98

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through August 5, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLU Shares for each quarter for the period from January 1, 2019 through August 5, 2024. The closing price of the XLU Shares on August 5, 2024 was $72.26. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLU Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLU Shares as an indication of its future performance.

XLU Shares Daily Closing Prices January 1, 2019 to August 5, 2024

* The red solid line indicates the coupon threshold level, which is 85% of the initial level.

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter (through August 5, 2024)	74.22	67.67	72.26

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

iShares® Russell 2000 Value ETF Overview

The iShares® Russell 2000 Value ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index. The iShares® Russell 2000 Value ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 Value ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000 Value ETF is accurate or complete.

Information as of market close on August 5, 2024:

Bloomberg Ticker Symbol:	IWN UP	52 Week High (on 7/26/2024):	$171.34
Current Share Price:	$154.46	52 Week Low (on 10/27/2023):	$125.51
52 Weeks Ago:	$149.51

The following graph sets forth the daily closing prices of the IWN Shares for the period from January 1, 2019 through August 5, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWN Shares for each quarter for the period from January 1, 2019 through August 5, 2024. The closing price of the IWN Shares on August 5, 2024 was $154.46. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IWN Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWN Shares as an indication of its future performance.

IWN Shares Daily Closing Prices January 1, 2019 to August 5, 2024

* The red solid line indicates the coupon threshold level, which is 85% of the initial level.

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

iShares® Russell 2000 Value ETF (CUSIP 464287630)	High ($)	Low ($)	Period End ($)
2019
First Quarter	125.80	107.18	119.90
Second Quarter	126.06	114.14	120.50
Third Quarter	123.96	110.84	119.41
Fourth Quarter	129.00	115.48	128.58
2020
First Quarter	129.50	71.79	82.03
Second Quarter	109.12	74.44	97.46
Third Quarter	108.28	91.58	99.33
Fourth Quarter	132.30	100.90	131.75
2021
First Quarter	169.53	130.00	159.47
Second Quarter	173.97	156.91	165.77
Third Quarter	167.43	152.99	160.23
Fourth Quarter	176.88	157.31	166.05
2022
First Quarter	169.21	151.25	161.40
Second Quarter	162.71	134.47	136.15
Third Quarter	159.38	128.93	128.93
Fourth Quarter	149.64	131.32	138.67
2023
First Quarter	156.96	130.78	137.02
Second Quarter	142.33	128.93	140.80
Third Quarter	151.24	133.80	135.55
Fourth Quarter	158.20	125.51	155.33
2024
First Quarter	158.81	145.61	158.81
Second Quarter	158.93	146.03	152.30
Third Quarter (through August 5, 2024)	171.34	150.05	154.46

This document relates only to the securities referenced hereby and does not relate to the IWN Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWN Shares (and therefore the price of the IWN Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWN Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWN Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWN Shares.

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Morgan Stanley Finance LLC

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 2000® Value Index. The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Value Index, see the information set forth under “Russell Style Indices—Russell 2000® Value Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The S&P 500® Equal Weight Index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.20% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

Information as of market close on August 5, 2024:

Bloomberg Ticker Symbol:	SPW	52 Week High (on 7/16/2024):	6,958.16
Current Share Price:	6,598.53	52 Week Low (on 10/27/2023):	5,426.22
52 Weeks Ago:	6,193.92

The following graph sets forth the daily index closing values of the SPW index for the period from January 1, 2019 through August 5, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SPW index for each quarter in the same period. The index closing value of the SPW Index on August 5, 2024 was 6,598.53. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPW index has at times experienced periods of high volatility, and you should not take the historical values of the SPW index as an indication of its future performance.

SPW Index Daily Index Closing Values January 1, 2019 to August 5, 2024

* The red solid line indicates the coupon threshold level, which is 85% of the initial level.

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All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

S&P 500® Equal Weight Index	High	Low	Period End
2019
First Quarter	4,253.57	3,636.87	4,237.14
Second Quarter	4,385.66	4,073.60	4,372.34
Third Quarter	4,466.75	4,145.38	4,382.50
Fourth Quarter	4,696.84	4,215.06	4,691.02
2020
First Quarter	4,806.72	2,921.93	3,418.87
Second Quarter	4,585.77	3,249.21	4,138.74
Third Quarter	4,620.87	4,078.95	4,396.19
Fourth Quarter	5,182.04	4,334.25	5,182.04
2021
First Quarter	5,782.19	5,101.09	5,752.06
Second Quarter	6,175.34	5,814.31	6,124.90
Third Quarter	6,379.51	5,952.10	6,086.19
Fourth Quarter	6,616.06	6,127.42	6,605.87
2022
First Quarter	6,664.65	6,003.29	6,397.74
Second Quarter	6,450.24	5,288.19	5,453.53
Third Quarter	6,184.25	5,167.33	5,167.33
Fourth Quarter	6,039.80	5,200.86	5,739.53
2023
First Quarter	6,290.76	5,585.79	5,878.10
Second Quarter	6,081.96	5,657.33	6,081.96
Third Quarter	6,292.81	5,730.30	5,754.77
Fourth Quarter	6,427.69	5,426.22	6,402.89
2024
First Quarter	6,875.88	6,239.42	6,875.88
Second Quarter	6,833.69	6,460.18	6,663.71
Third Quarter (through August 5, 2024)	6,958.16	6,598.53	6,598.53

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

August 2024 Page 30

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	S&P® Dow Jones Indices LLC., or any successor thereof
Share underlying indices:	With respect to the XLU Shares, the Utilities Select Sector Index With respect to the IWN Shares, the Russell 2000® Value Index
Share underlying index publishers:	With respect to the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof. With respect to the IWN Shares, FTSE Russell or any successor thereof.
Interest period:	Monthly
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

August 2024 Page 32

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.

August 2024 Page 35

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLU Shares and the IWN Shares, in stocks constituting the SPW Index or the share underlying indices, in futures and/or options contracts on the SPW Index, the XLU Shares, the IWN Shares, the share underlying indices or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due August 9, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Equal Weight Index

Principal at Risk Securities

Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

August 2024 Page 38